UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2004

OXFORD FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	000-50049	01-0615368
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

133 North Fairfax Street
Alexandria, VA 22314
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 519-4900

Item 2. Acquisition or Disposition of Assets.

     On May 28, 2004, Oxford Finance Corporation (“we” or “us”) held a special meeting of stockholders at which our shareholders approved the sale of substantially all of our assets and the assumption of certain of our liabilities to Oxford Finance Corporation (formerly known as Oxford Finance Acquisition Corp.), a Delaware corporation which we refer to as OFC, pursuant to an asset purchase agreement (the “Agreement”) between the us and OFC dated January 28, 2004. OFC is a wholly-owned subsidiary of Sumitomo Corporation of America, a New York corporation and integrated global trading firm with diversified investments in businesses producing both capital and consumer products. Our shareholders also approved the articles of transfer to be filed with the Maryland State Department of Assessments and Taxation upon completion of the asset sale, and our plan of liquidation and dissolution, under which we will, following closing of the asset sale, take all steps necessary to dissolve as a corporation under Maryland law and withdraw our election as a business development company under the Investment Company Act of 1940, as amended. The foregoing measures were approved by the affirmative vote of at least two-thirds of all the stockholder votes entitled to be cast on the matter at the meeting.

     On June 1, 2004, we sold substantially all of our assets to OFC, and OFC assumed certain of our liabilities, relating to our business of providing senior secured equipment financing primarily to emerging-growth life science companies, including all of our financing contracts, leases, securities and warrants issued in connection with any financing contract and all intangible assets. In exchange for our assets, in addition to the payoff of certain liabilities in the approximate amount of $26.6 million, OFC paid an initial payment at closing of $49 million in cash and agreed to make an additional contingent payment of up to $2 million, to be paid within 90 days after closing subject to certain post-closing adjustments. The total payment was determined through an arm’s length negotiation between us and OFC, based upon the net book value of our investment portfolio at approximately $46 million, and an estimate of good will at approximately $5 million.

     Also on June 1, 2004, Mr. Philbrick acquired 30 shares of common stock of OFC, representing approximately 3% of the issued and outstanding shares of OFC, pursuant to a subscription agreement filed as an exhibit to our definitive proxy statement filed on May 3, 2004, which we refer to as our proxy statement. Two officers and directors of the Corporation, Messrs. Philbrick and Altenburger, have entered into employment agreements with OFC for periods of three years and one year respectively, which agreements were filed as exhibits to our proxy statement. Mr. Philbrick also entered into a stockholder agreement (filed as an exhibit to our proxy statement) with Sumitomo and OFC that, among other things, allows Mr. Philbrick the right to elect one member of the OFC board of directors, limits the manner and terms under which Mr. Philbrick may transfer his shares of OFC, provides for put and participation rights by Mr. Philbrick and call rights by OFC, and grants Mr. Philbrick certain purchase rights for new issuances of stock.

     On June 4, 2004, our board of directors intends to meet to determine amounts available for distribution in accordance with our plan of liquidation and dissolution.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements.

           Not Applicable

     (b) Pro Forma Financial Information. To be filed by amendment to this Current Report on Form 8-K.

     (c) Exhibits.

The Asset Purchase Agreement between Oxford Finance Corporation and Oxford Finance Acquisition Corp., dated January 28, 2004 was filed as an exhibit to our Current Report 8-K on February 6, 2004, and is incorporated herein by reference from the proxy statement filed by the registrant on May 3, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2004	Oxford Finance Corporation

	By:	/s/ J. Alden Philbrick IV J. Alden Philbrick IV President and Chief Executive Officer

EXHIBIT INDEX

99.1	Asset Purchase Agreement between Oxford Finance Corporation and Oxford Finance Acquisition Corp., dated January 28, 2004, incorporated herein by reference from the definitive proxy statement filed by the registrant on May 3, 2004.